Exhibit 99.1

Contact:	Dan Yarbrough, Vice President of Investor Relations
danyarbrough@orthofix.com
(704) 948-2617

Orthofix International Completes Exploration
of Divestiture of Fixation Assets

•  Company reiterates full year 2008 revenue and EPS guidance

HUNTERSVILLE, N.C., Apr 10, 2008 – Orthofix International N.V. (NASDAQ:OFIX) (the Company) announced today that it has completed the process of exploring options related to the potential divestiture of certain fixation assets in its orthopedic division.  After careful consideration of the respective offers the Board of Directors and management decided it was not in the best interest of our shareholders to proceed with any transaction.

Orthofix indicated that as an alternative to the divestiture of its fixation assets it is taking steps to improve the operating efficiency and profitability in its orthopedic business, including the optimization of product offerings within each of the Company’s global markets.

Additionally, Orthofix reiterated its previously released full year 2008 revenue guidance of $520-$540 million, as well as its full year earnings guidance.  This included earnings guidance of $1.45-$1.60 per diluted share on a GAAP basis, $2.00-$2.15 of adjusted net income per diluted share and $3.10-$3.30 per diluted share of adjusted net income, excluding specified non-cash items.  This excludes any financial impact associated with the completion of the divestiture process, which will be discussed during the Company’s conference call scheduled for May 1st to review financial results for the first quarter of 2008.

Non-GAAP Financial Measures

The table below presents a reconciliation between projected net income/(loss) calculated in accordance with generally accepted accounting principles (GAAP) and two non-GAAP financial measures, referred to as “adjusted net income” and “adjusted net income, excluding specified non-cash items”, that exclude from projected net income/(loss) the items specified in the table.  Management believes it is important to provide investors with the same non-GAAP metrics which it uses to supplement information regarding the performance and underlying trends of Orthofix’s business operations, facilitate comparisons to its historical operating results and internally evaluate the effectiveness of the Company’s operating strategies.  A more detailed explanation of the items in the table below that are excluded from GAAP net income/(loss), as well as why management believes the non-GAAP measures are useful to them, is included in the Regulation G Supplemental Information schedule attached to this press release.

Reconciliation of Non-GAAP Performance Measures
For Full Year 2008
Estimated 2008

Adj. net income, excluding specified non-cash items	$3.10-$3.30

Less: Specified non-cash items:
Non-cash BREG & Blackstone amortization	$0.66-$0.70
Equity compensation expense (FAS 123R)	$0.44-$0.45

Adjusted net income	$2.00-$2.15

Less Specified Items:
Costs related to strategic initiatives	$0.50
Costs related to office consolidations	$0.05

Reported (GAAP) Net Income	$1.45-$1.60

NOTE: Some calculations may be impacted by rounding

About Orthofix International, N.V.

Orthofix International N.V., a global diversified orthopedic products company, offers a broad line of minimally invasive surgical, as well as non-surgical, products for the spine, orthopedic, and sports medicine market sectors that address the lifelong bone-and-joint health needs of patients of all ages, helping them achieve a more active and mobile lifestyle.  Orthofix’s products are widely distributed around the world to orthopedic surgeons, hospitals and patients via Orthofix’s sales representatives and its subsidiaries, including Breg, Inc. and Blackstone Medical, Inc.  In addition, Orthofix is collaborating in R&D partnerships with leading medical institutions such as the Orthopedic Research and Education Foundation, the Cleveland Clinic Foundation, and the National Osteoporosis Institute.  For more information about Orthofix, please visit www.orthofix.com.

Regulation G Supplemental Information Schedule

The information in this schedule is set up in two sections intended to address different aspects of Regulation G.

Section 1 contains explanations of each of the specified items and specified non-cash items listed in the Reconciliation of Non-GAAP Performance Measures included in the body of this release.

Section 2 describes the reasons management believes our non-GAAP measures are useful, and also describes limitations associated with these measures.

Section 1

Description of Specified Non-Cash Items

•	Non-cash BREG & Blackstone amortization- non-cash amortization of purchase accounting items associated with the acquisitions of BREG and Blackstone.
•	Equity Compensation Expense – non-cash equity compensation expense related to Financial Accounting Standard 123R.

Description of Specified Items

•
Costs related to strategic activities- anticipated expenses, primarily legal, accounting and financial advisor fees, associated with the Company’s strategic initiatives, primarily the exploration of options related to the potential divestiture of the fixation assets in its orthopedic division.

•	Costs related to office consolidations- anticipated expenses related to certain departmental relocation and corporate consolidation initiatives during the year.

Section 2

Management use of, and economic substance behind, Non-GAAP Financial Measures

Management uses the two non-GAAP measures, referred to as “adjusted net income” and “ adjusted net income, excluding additional specified non-cash items”, to evaluate performance period over period, to analyze the underlying trends in the Company's business, to assess its performance relative to its competitors, and to establish operational goals and forecasts that are used in allocating resources. In addition, following the Company's acquisition of Blackstone Medical, and the related increase in Orthofix’s debt, management has increased its focus on cash generation and debt reduction. Management uses these non-GAAP measures as the basis for assessing the ability of the underlying operations to generate cash for use in paying down debt.  In addition, management uses these non-GAAP measures to further its understanding of the performance of the Company's business segments. The items excluded from Orthofix’s non-GAAP measures are also excluded from the profit or loss reported by the Company’s business segments for the purpose of analyzing their performance.

Material Limitations Associated with the Use of Non-GAAP Measures

Non-GAAP adjusted net income and the per share amounts based on this measure, as well as non-GAAP adjusted net income, excluding additional specified non-cash items, and the per share amounts based on this measure, may have limitations as analytical tools, and these non-GAAP measures should not be considered in isolation or as a replacement for GAAP financial measures. Some of the limitations associated with the use of these non-GAAP financial measures are that they exclude items that reflect an economic cost to the Company and can have a material effect on cash flows.  For example, the amortization of purchased intangible assets does not directly affect Orthofix’s cash flows, however, it does represent the reduction in value of those assets over time, and the expense associated with this reduction in value is not included in the Company’s non-GAAP measures.  Similarly, stock compensation expense does not directly impact cash flows, but is part of total compensation costs accounted for under GAAP.

Compensation for Limitations Associated with Use of Non-GAAP Measures

Orthofix compensates for the limitations of its non-GAAP financial measures by relying upon its GAAP results to gain a complete picture of the Company's performance.  The GAAP results provide the ability to understand the Company’s performance based on a defined set of criteria.  The non-GAAP numbers reflect the underlying operating results of the Company’s businesses, excluding non-operating or unusual items, which management believes are important measures of the Company's overall performance.

The Company provides reconciliations of each non-GAAP financial measure to its most directly comparable GAAP measure, and encourages investors to review these reconciliations.

Usefulness of Non-GAAP Measures to Investors

Orthofix believes that providing non-GAAP measures that exclude certain items provides investors with greater transparency to the information used by the Company’s senior management in its financial and operational decision-making.  Management believes that providing this information enables investors to better understand the performance of the Company's ongoing operations and to understand the methodology used by management to evaluate and measure such performance. Disclosure of these non-GAAP financial measures also facilitates comparisons of Orthofix’s underlying operating performance with other companies in its industry that also supplement their GAAP results with non-GAAP financial measures.